Exhibit 5.2

January 21, 2005

Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102

Re:	Alion Science and Technology Corporation Employee Ownership,
Savings and Investment Plan

Ladies and Gentlemen:

     We have acted as special counsel for Alion Science and Technology Corporation (the “Company”) with regard to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the “Plan”). This opinion is intended to supplement the favorable determination letter issued by the Internal Revenue Service and dated September 11, 2003, covering the Plan as amended through the Fourth Amendment. A copy of the favorable determination letter is attached hereto. This opinion is limited to the Plan, as amended through the Ninth Amendment to the Plan, and the ESOP Trust and the Non-ESOP Trust. The ESOP Trust and the Non-ESOP Trust are collectively referred to as the “Trusts”.

     In rendering the opinions contained herein, we have examined the originals, or copies otherwise identified to our satisfaction, of such certificates of public officials, agreements, instruments and documents, and have conducted such investigations of fact and law as we have deemed necessary as a basis for the opinions expressed herein. In all examinations conducted by us in connection with this opinion, we have assumed (i) the genuineness of all signatures, the completeness and authenticity of all documents and records submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof; and (ii) the due execution, completion and acknowledgment (where provided for in the applicable documents) and delivery of all documents and instruments.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord; and this opinion should be read in conjunction with the Accord. The law covered by the opinions expressed in this letter is limited to applicable federal laws of the United States.

     The opinions expressed herein are based upon certain additional factual assumptions, the validity of which is not properly the subject of a legal opinion, and on which we therefore express no opinion. These assumptions are as follows:

     a.      The Company duly adopted the Fifth, Sixth, Seventh, Eighth and Ninth Amendments on September 30, 2003, October 31, 2003, December 23, 2003, March 25, 2004 and May 28, 2004, respectively.

     b.      The Company has applied for a determination letter from the Internal Revenue Service to the effect that the Plan, as amended through the Ninth Amendment, and the Trusts qualify and are exempt from tax under Sections 401(a) and 501(a) of the Internal Revenue Code, respectively.

     c.      The Plan, as amended through the Ninth Amendment, and the Trusts have at all time been operated and administered in accordance with their terms and applicable law.

     Based upon the foregoing and subject to the exceptions, qualifications, and limitations set forth in this letter and in the Accord, we are of the opinion that the Plan, as amended through the Ninth Amendment, was established and amended pursuant to appropriate corporate resolutions or actions of the President. The Plan is, in form, an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Internal Revenue Code (the “Code”) and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which, in form, qualifies under Section 401(a) of the Code. The Trusts, in form, qualify under Section 501(a) of the Code. We express no opinion with respect to compliance by the Plan in operation with the requirements of the Code or of ERISA. However, to our knowledge, no action has been or is being taken by or with respect to the Plan which is inconsistent with the “qualified status” of the Plan under Section 401(a) of the Code and under Section 4975(e)(7) of ERISA and under the regulations interpreting those laws.

     For purposes of this opinion, we note that the Plan, through the Fourth Amendment, has received a favorable letter of determination from the Internal Revenue Service (“IRS”) dated September 11, 2003. In addition, we note that the Company has applied for a determination letter from the IRS to the effect that the Plan, as amended through the Ninth Amendment, and the Trusts qualify and are exempt from tax under the referenced Code sections, and we have assumed that the Company will adopt any amendments to the Plan which may be required by the IRS as a condition to issuing a favorable determination letter.

     The opinions expressed herein represent our conclusions as to the application of existing law and regulations in effect as of the date hereof as they presently apply, and we give no assurance that changes in the law or any interpretation of the law will not affect the opinions expressed by us. Moreover, there can be no assurance that the opinions expressed herein will not be challenged by the Internal Revenue Service or the Department of Labor or that a court considering the issues will not hold contrary to such opinions. We assume no obligation to advise you of any changes concerning the foregoing, whether or not deemed material, which may hereafter come to or be brought to our attention. These opinions are provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referenced herein.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement, which is being filed by means of a Post-Effective Amendment. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

Sincerely yours, SEYFARTH SHAW LLP
/s/ Steven R. Lifson

Steven R. Lifson

SRL:wp
Enclosure

EXHIBIT A

IRS DETERMINATION LETTER DATED SEPTEMBER 11, 2003


INTERNAL REVENUE SERVICE
DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: SEP 11 2003	54-2061691
DLN:
ALION SCIENCE AND TECHNOLOGY	17007088758003
CORPORATION	Person to Contact:
C/O LOUIS H DIAMOND	PETER WROBEL
ID# 11113
SILVERSTEIN & MULLENS	Contact Telephone Number:
1776 K ST NW STE 800	(877) 829-5500
WASHINGTON, DC 20006-0000	Plan Name:
ALION SCIENCE & TECHNOLOGY CORP

OWNERSHIP SAVINGS & INVESTMENT PLA
Plan Number: 001

Dear Applicant:

     We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

     Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

     The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on Sept. 30, 2002.

     This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000 Pub. L. 106-554.

     This letter may not be relied on with respect to whether the plan Letter 835 (DO/CO)


ALION SCIENCE AND TECHNOLOGY

satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,
/s/ PAUL T. SHULTZ
Paul T. Shultz
Director, Employee Plans Rulings & Agreement

Enclosures:
Publication 794